Exhibit 23.2

Consent of Katz, Sapper & Miller, LLP

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 of Smart Balance, Inc., of Form 8-K/A of Smart Balance, Inc. dated September 10, 2012, which includes our report dated February 6, 2012 relating to the financial statements of Udi’s Healthy Foods, LLC as of and for the year ended December 31, 2011.

We also consent to the reference of our firm under the caption "Experts" in the Registration Statement on Form S-3.

/s/ Katz, Sapper & Miller, LLP

November 7, 2012

Indianapolis, Indiana